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                                                                   EXHIBIT 2.1
                                                                   -----------

                                MERGER AGREEMENT


         This Merger Agreement (this "Agreement") is entered into as of August 4, 1997 by and among U.S. ENERGY SYSTEMS, INC., a Delaware corporation ("USE"); and AES MERGER CORP. ("AES"), an Indiana corporation and wholly-owned subsidiary of USE (sometimes hereinafter referred to as the "USE Merger Sub,"and together with USE, the "USE Companies"); American Enviro-Services, Inc. (the "Company"), an Indiana corporation; and Howard A. Nevins ("Nevins"), Gerard H. Meijer ("Meijer"), Kevin J. Schroeder ("Schroeder"), Michael Harris individually and as Trustee of the Michael Harris Revocable Trust U/T/A dated July 1, 1990 (the "Harris Trust") and Energy Enterprise, LLC ("Energy Enterprise"), an Indiana limited liability company each a resident of the State of Indiana, who together constitute all of the shareholders of the Company (together, the "Shareholders"). Certain other capitalized terms used herein are defined in Article XI and throughout this Agreement.


                                    RECITALS

         USE and the Company have determined that it is in the best interests of their respective shareholders for USE to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, USE has organized the USE Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the USE Merger Sub with and into the Company so that the Company continues as the surviving corporation.
As a result, the Company will become a wholly-owned subsidiary of USE, and each of the Shareholders will be issued certain shares of common stock of USE.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Business Corporation laws of the State of Indiana (the "Corporations Code"), at the Effective Time (as defined below) USE Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of USE Merger






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Sub shall cease and the Company shall continue as the surviving corporation
(the "Surviving Corporation").

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of USE's counsel, Akerman, Senterfitt & Eidson, P.A., Miami, Florida, or such other time and place as the parties may otherwise agree.

         1.3 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, USE, USE Merger Sub, or the Shareholders:

                 (a) All of the shares of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) an aggregate of Six Hundred Sixty Five Thousand (665,000) shares, par value $.01 per share, of USE common stock (the "USE Common Stock"), plus (ii) $150,000 in immediately available funds (collectively, the "Purchase Price"). The Purchase Price shall be allocated between the Shareholders in accordance with Schedule 1.3 attached hereto.

                 (b) Each share of common stock of USE Merger Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

         1.4 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger with the Secretary of State of the State of Indiana, in such form as USE determines is required by and is in accordance with the relevant provisions of the Corporations Code (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.5 ISSUANCE OF USE SHARES; DELIVERY OF CERTIFICATES. At the Effective Time, each of the Shareholders shall deliver the certificates representing all issued and outstanding shares of Company Common Stock to USE for cancellation, and USE shall issue to each Shareholder the shares of USE Common Stock issuable pursuant to Section 1.3, registered in the name of such Shareholder and shall deliver such shares in the following manner: (i) USE shall set aside and hold in accordance with Article IX certificates for shares of USE Common Stock evidencing ten percent (10%) of the shares issuable to Nevins and Meijer pursuant to Section 1.3 (the "Held Back Shares"); (ii) USE shall deliver to Nevins and Meijer one or more certificates evidencing the balance of such Shareholder's shares of USE Common Stock; and USE shall deliver to Schroeder, the Harris Trust and Energy Enterprises one or more certificates evidencing the shares of USE Common Stock issuable to such Shareholders pursuant to Section 1.3. The shares of USE Common Stock, including the Held Back Shares, issuable by USE in the Merger are sometimes referred to herein as the "USE Shares."





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         1.6     TAX TREATMENT.  The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be treated as a tax-free reorganization under Section 368 of the Code; provided, however, that USE, the Company and their respective Affiliates shall not be liable to the Shareholders for any costs, damages, liabilities or other consequences of the failure of this transaction to be treated as a tax-free reorganization and USE, the Company and their respective Affiliates make no warranties, representations, guaranties or other assurances that the transaction contemplated hereunder shall be treated as a tax-free reorganization.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF USE

         As a material inducement to each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, USE makes the following representations and warranties to the Shareholders:

         2.1 CORPORATE STATUS. USE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The USE Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. The USE Merger Sub is a wholly-owned subsidiary of USE.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the USE Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the USE Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the USE Companies and constitutes a legal, valid and binding obligation of each of the USE Companies, enforceable against each of the USE Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4     USE SHARES.   Upon consummation of the Merger and the issuance
and delivery of certificates representing the USE Shares to the Shareholders, the USE Shares will be validly issued, fully paid and non-assessable shares of USE Common Stock.

         2.5 NO COMMISSIONS. Except with respect to a fee payable to Financial Research Associates, none of the USE Companies has incurred any obligation for any finder's or broker's or





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agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         As a material inducement to each of the USE Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders and the Company makes the following representations and warranties to USE (except for the Harris Trust and Energy Enterprises, which only make the representations and warranties set forth in Section 3.3, 3.4, 3.5, 3.6, 3.26 and 3.27:

         3.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is not legally qualified to transact business as a foreign corporation in any jurisdiction other than those set forth on Schedule 3.1, and the nature of its properties and the conduct of its business does not require such qualification in any other jurisdiction. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         3.2 POWER AND AUTHORITY. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders is an individual residing in the State of Indiana, and has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.





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         3.4     CAPITALIZATION.  As of the date hereof, the Company has (a)
1,000 shares of Company Common Stock authorized and no other shares of any class of capital stock, (b) 500 shares of Company Common Stock issued and outstanding, and (c) 500 shares of Company Common Stock held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable,
(ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE COMPANY. Schedule 3.5 sets forth, with respect to the Company, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, each shareholder of the Company as of the close of business on the date of this Agreement. As of the date hereof, the Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of the Company, and each of the Shareholders owns such shares free and clear of all Liens, restrictions and claims of any kind.

         3.6 NO VIOLATION. The execution and delivery of this Agreement by the Company and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or any of the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or any of the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by USE.





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         3.7     RECORDS OF THE COMPANY.  The copies of the articles of
incorporation and bylaws of the Company which were provided to USE are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to USE for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to USE, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

         3.8 SUBSIDIARIES. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. The Shareholders have delivered to USE the financial statements of the Company (which, for purposes of this Section
3.9 includes American Enviro-Services, LLC, an Indiana limited liability company (the "LLC")), including the notes thereto, for the year ended December 31, 1996, compiled by Brown, Smith & Settle LLC and for the six month period ended June 30, 1997 compiled by Brown, Smith & Settle LLC, copies of which are attached to Schedule 3.9 hereto (the "Financial Statements"). The balance sheet of the Company dated as of June 30, 1997, included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Company fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no extraordinary or material non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth on Schedule 3.10, since the date of the Current Balance Sheet, the Company has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital





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expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) except in the ordinary course of business consistent with past practice, entered into any employment agreement;
(xv) terminated, amended or modified any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE COMPANY. The Company (and the LLC) does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. As of the Effective Time, the aggregate amount of Indebtedness of the Company will not exceed $625,000, the Working Capital of the Company will be no less than $120,000, and the Net Worth of the Company will be not less than $350,000. For purposes of this Agreement, (i) "Indebtedness" shall mean the aggregate amount of all indebtedness of the Company (including accrued and unpaid interest), whether owed to a bank or any other Person, and remaining payments on capitalized equipment leases; (ii) "Working Capital" shall mean the difference, if any, between Current Assets and Current Liabilities; (iii) "Current Assets" shall mean all current assets determined in accordance with generally accepted accounting principles; and (iv) "Current Liabilities" shall mean all current liabilities (excluding the current portion of long-term indebtedness) determined in accordance with generally accepted accounting principles.





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         3.12    LITIGATION.  There is no action, suit, or other legal or
administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting the Company or the LLC, or any of its properties or assets, or the Shareholders, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company or the LLC is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company or the LLC.

         3.13    ENVIRONMENTAL MATTERS.

                          (a)     The Company (as defined in clause (h) below)
is and has at all times been in full compliance with all Environmental Laws (as defined in clause (h) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (h) below) and Handling (as defined in clause
(h) below) of Hazardous Substances (as defined in clause (h) below) or other Waste (as defined in clause (h) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (h) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                          (b)     There are no (and there is no basis for any)
non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving the Company, or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on USE or the Surviving Corporation in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Company, including, without limitation: (i) Notices or Proceedings related to the Company being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property or premises where the Company has transported, transferred or disposed of other Waste; (iii) Notices or Proceedings relating to the Company being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to the Company being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.





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                          (c)     The Company has not Handled or Discharged,
nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances or other Waste to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste;
(ii) any real property currently or previously owned or leased by the Company; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                          (d)     Schedule 3.13 identifies the operations and
activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently or previously owned or leased by the Company which have involved the Handling or Discharge of Hazardous Substances.

                          (e)     Schedule 3.13 identifies the locations to
which the Company has ever transferred, transported, hauled, moved, or disposed of Waste and the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

                          (f)     The Company uses only those Aboveground
Storage Tanks (as defined in clause (h) below) identified on Schedule 3.13.
The Company does not use, nor has it used, any Underground Storage Tanks (as defined in clause (h) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by the Company that are required to be registered under applicable Environmental Laws.

                          (g)     Schedule 3.13 identifies (i) all
environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company and Shareholders, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company and Shareholders, undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company or any real property currently or previously owned or leased by the Company.





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                          (h)     For purposes of this Section 3.13, the
following terms shall have the meanings ascribed to them below:

                 "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                 "Company" means the Company, the LLC and any of their respective Affiliates.

                 "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                 "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C.
         Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA").

                 "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.





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                 "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi- solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                 "Licenses" means all licenses, certificates, permits, approvals and registrations.

                 "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

                 "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

         3.14    REAL ESTATE

                 (a) Schedule 3.14(a) sets forth a list of each parcel of real property owned by the Company or the LLC on the date hereof (the "Company Owned Properties") and owned by any Shareholder or Affiliate of the Company or the Shareholders as of the date hereof and used in the conduct of the business of the Company (the "Other Owned Properties, together with the Company Owned Properties, the "Owned Properties"), which Schedule sets forth with respect to each such parcel (A) the legal description, including street address, of such parcel, (B) a brief description (including size and function) of the principal improvements and buildings on such parcel, (C) the title insurance policy relating to such parcel, all of which policies have previously been delivered or made available to USE by the Company, and (D) the material terms of the mortgage on such property. With respect to each such parcel of Owned Property:

                      (i) The Company has (or will have as of the Effective Date) good and marketable title to each parcel of Owned Property, free and clear of any Lien other than (w) the mortgage listed on Schedule 3.14(a), (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a);

                      (ii) There are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof;

                     (iii) The legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                      (iv) All facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;

                       (v) Other than those leases listed in Schedule 3.14(b), there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property;

                      (vi) There are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                     (vii) There are no parties (other than the Company) in possession of the parcels of Owned Property;

                    (viii) All facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

                     (ix) Each parcel of Owned Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property; access to the property is provided by paved public right-of-way with adequate curb cuts available; and there is no pending or threatened termination of the foregoing access rights;

                      (x) All improvements and buildings on the Owned Property are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used;

                     (xi) There are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property; and

                    (xii) The Company has not received notice of (a) any condemnation proceeding with respect to any portion of any parcel of Owned Property or any access thereto; and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any parcel of Owned Property, and no such special assessment is contemplated by any Governmental Authority.

                 (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements, oral or written, ("Leases") to which the Company is a party (copies of which have previously been furnished to USE), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such
Lease.   No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such
Leases.   There is no breach or anticipated breach by any other party to such
Leases.  With respect to each such Leased Premises:

                      (i) The Company has valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                      (ii) The portions of the buildings located on the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereat;

                     (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and
         (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                      (iv) The Company has not received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.

         3.15    GOOD TITLE TO AND CONDITION OF ASSETS

                 (a) Except as set forth in Schedule 3.15, the Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company and the LLC, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                 (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet. Schedule 3.15 lists the vehicles owned, leased or used by the Company, setting forth the make, model, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease, and, whether owned or leased, if it is used to transport, transfer, handle, dispose or haul Waste materials.

         3.16    COMPLIANCE WITH LAWS.

                 (a) The Company (which includes the LLC for purposes of this Section 3.16) is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

                 (b) Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

                 (c) The Company is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act is required, the Company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Company, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

                 (d) The Company is not subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, address, social security number and current rate of compensation of the employees of the Company. The Company (and the LLC) is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company (or the LLC) into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company, the LLC nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company (or the LLC) by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company (or the LLC) during the 24 months prior to the date hereof. None of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Merger or otherwise. The Company (and the LLC) has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18    EMPLOYEE BENEFIT PLANS.

                 (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of the Company (which includes the LLC for purposes of this Section 3.18), including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to USE).

                 (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened;
(iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                 (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to USE, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code

Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                 (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan")
(i) all contributions required to be made with respect to employees of the Company have been timely paid; (ii) the Company has not incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                 (e) Welfare Plans. (i) The Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment; (ii) the Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                 (f) Controlled Group Liability. Neither the Company, nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under

Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                 (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.

         3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company (which includes the LLC for purposes of this Section 3.19) or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Company have been paid and are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. Except as set forth in Schedule 3.19 hereto: (i) with respect to each taxable period of the Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; (viii) the Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement,"as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) the Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against the Company for any period for which Tax Returns have been filed; (xii) the Company has not made any payments, and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that such company is or may be subject to Taxes assessed by such jurisdiction; (xv) the Company does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company since the Company's formation have been furnished or made available to USE; (xvii) the Company will not be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no sales or use tax, non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by USE by virtue of the transactions contemplated in this Agreement.

         3.20 INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to USE) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21    RECEIVABLES.   All of the Receivables (as hereinafter defined)
are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. Nevins agrees to use his best efforts to cause the Receivables to be collected in full in accordance with the terms of such receivables. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. The Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises, and Schedule 3.22 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted (and as was conducted by the LLC). No current supplier to the Company of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. Except as set forth on Schedule 3.23, the Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property. No officer, director or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

         3.24 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Material Contract (as defined below), true, correct and complete copies of which have been provided to USE. Schedule 3.25 identifies (i) which franchise and other agreements with Governmental Authorities grant the Company full rights and privileges necessary to operate the Company's business, and (ii) certain Material Contracts identified therein that require the Consents of third parties to the transactions contemplated hereby. The copy of each Material Contract furnished to USE is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company (and the LLC) has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 3.25 "Material Contracts" shall mean formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same (other than those which individually provide for annual payments of less than $10,000); (b) contracts obligating the Company to provide or obtain products or services for a period of one year or more; (c) leases of real property; (d) leases of personal property (other than those which individually provide for annual payments of less than $10,000); (e) distribution, sales agency, franchise or similar agreements (including, without limitation, the Franchise Agreements), or agreements providing for an independent contractor's services, or letters of intent with respect to same (other than those which individually provide for annual payments of less than $10,000); (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Company; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) contracts relating to pending capital expenditures by the Company; (i) contracts obligating the Company to purchase vehicles, parts, accessories, supplies, equipment, oil, advertising, media and media related services of any kind (other than those which individually provide for annual payments of less than $10,000); (j) non-competition agreements restricting the Company in any manner, (k) any contracts obligating the Company to make payments in excess of $25,000, in the aggregate, over the remaining term of such contract; and (l) all other Contracts or understandings which are material to the Company, or its business, assets or properties, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

         3.26 ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDERS. No representation, statement or information made or furnished by the Shareholders to USE or any of USE's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company and the Shareholders, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Shareholders have provided USE with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the USE Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the USE Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with USE and has had the opportunity to obtain such information pertaining to the USE Companies as has been requested, including but not limited to filings made by USE with the SEC under the Exchange Act, including the most recent filing by USE on Form 10-KSB, and any filings on Forms 10-QSB or 8-K since the end of USE's last fiscal year end. Each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the USE Shares.

         3.28 BANK ACCOUNTS; BUSINESS LOCATIONS. Schedule 3.28 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and the Company's principal places of business and chief executive offices are indicated on Schedule 3.14(a) or 3.14(b), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company is located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

         3.29 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on Schedule 3.29. Except as set forth on Schedule 3.29, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.30 NO COMMISSIONS. Neither the Company nor the Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent with past practice. The Company shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of USE:

                 (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                 (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                 (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for distributions to the Shareholders in amounts reasonably necessary for the Shareholders to pay taxes with respect to the taxable income of the LLC for the taxable period between January 1, 1997 and July 31, 1997);

                 (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                 (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                 (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                 (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                 (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                 (i) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                 (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of The NASDAQ Stock Market (or any exchange on which the USE Common Stock may be listed) in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4 RELEASE OF PERSONAL OBLIGATIONS. USE shall cause the Shareholders to be released from any personal liability under any loan or obligation of the Company, and, in the event USE is unable to obtain such releases, shall indemnify such Shareholders from any amounts owed by them under any loan, guarantee or other obligation for which releases from personal liability cannot be obtained. USE shall take whatever actions are reasonably necessary to obtain said releases, including, but not limited to, the execution of security agreements or other such documents with creditors of the Company to whom the Shareholders have personal liability in order to substitute liability for said Shareholders.

         5.5 ACCESS TO INFORMATION. From the date hereof to the Effective Time, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford USE and USE's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by USE shall affect any representation or warranty in this Agreement.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The Shareholders shall give prompt notice to USE of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 TAX MATTERS. USE, the Company and the Shareholders will use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and do not presently intend to take any action after the Merger is effected to cause the Merger to lose its tax-free status; provided, however, that USE, the Company and their respective Affiliates shall not be liable to the Shareholders for any costs, damages, liabilities or other consequences of the failure of this transaction to be treated as a tax-free reorganization and USE, the Company and their respective Affiliates make no warranties, representations, guaranties or other assurances that the transaction contemplated hereunder shall be treated as a tax-free reorganization. All parties hereto agree to file the Plan of Merger with its respective federal income tax returns for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that USE may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case USE will consult with an officer of the Company prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. The Company, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Shareholders will immediately notify USE if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 RESTRICTIVE COVENANTS. In order to assure that USE will realize the benefits of the Merger, each of Nevins, Meijer and Schroeder agrees with USE that he will not:

                 (a) for a period of five years from the Effective Time, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in the business of waste oil or water oil or water waste collection, disposal or recycling environmental remediation or emergency response waste clean-up (the "Environmental Services Business") in any county in any state in the United States in which USE or any of its subsidiaries conducts business at the time such Shareholder commences to engage in such activity; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                 (b) for a period of five years from the Effective Time, directly or indirectly (i) induce any Person which is a customer of USE or any of its subsidiaries to patronize any business directly or indirectly in competition with the Environmental Services Business conducted by USE or any of its subsidiaries; (ii) canvass, solicit or accept from any Person which is a customer of USE or any of its subsidiaries, any such competitive business; or (iii) request or advise any Person which is a customer or supplier of USE or any of its subsidiaries to withdraw, curtail or cancel any such customer's or supplier's business with such entity;

                 (c) for a period of five years from the Effective Time, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by USE or any of its subsidiaries at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment, however, that Midwest Custom Chemicals, Inc. ("MCC") shall be permitted to engage such of the Company or USE's employees who are currently providing services to MCC so long as the scope of, and the time devoted to, such activities for MCC are not more than what such employees provided to MCC historically, and provided further that the

         Company or USE is indemnified in full for any costs associated with MCC's engagement of such employees; and

                 (d) at any time following the Effective Time, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession the Company's proprietary rights or records, including, but not limited to, any of its customer lists.

The Shareholders agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect USE after the Effective Time. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to USE and upon breach of any provision of this Section, USE shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which USE may have (including, without limitation, the right to seek monetary damages).

         Notwithstanding the restrictions set forth in this Section 9, in the event USE's business and assets are liquidated pursuant to Chapter 7 of the U.S. Bankruptcy Code, then the restrictions contained in this Section 9 shall be without further force and effect.

         5.11 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. USE shall be entitled to have conducted prior to Closing a due diligence review of the assets, properties, books and records of the Company and an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Property or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Company. The Shareholders shall provide USE or its designated agents or consultants with the access to such property which USE, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which require remediation or further evaluation under the Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to USE in its sole discretion, then USE may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. USE's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

         5.12 TRADING IN USE COMMON STOCK. Except as otherwise expressly consented to by USE, (i) from the date of this Agreement until the Effective Time, neither the Company nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of USE Common Stock in any transactions effected on The NASDAQ Stock Market or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce their investment risk with respect to any shares of USE Common Stock to be received pursuant to this Agreement, and (ii) from the Effective Time until two years following the Effective Time, the Shareholders (and all Affiliates of the Shareholders) will not directly or indirectly sell or purchase or enter into any agreement, contract or arrangement to sell or purchase any put or call options or other derivative securities (including any short sales) with respect to shares of USE Common Stock or enter into any other agreements, contracts or arrangements providing for the alteration of their investment risk with respect to any shares of USE Common Stock; provided, however, that the foregoing shall not prohibit the Shareholders and their Affiliates from making outright, unhedged sales or purchases of USE Common Stock at any time. Notwithstanding the foregoing, Nevins and Meijer shall have the right to pledge or use for collateral their shares of USE Common Stock for security on loans.

         5.13    TITLE INSURANCE AND SURVEYS.

                 (a) Within 10 days following the date hereof, the Company shall obtain and deliver to USE commitments (the "Commitments") issued by a title insurance company acceptable to USE (the "Title Company") and dated on or after the date hereof for the issuance of an ALTA Owners Policy of Title Insurance (the "Title Policy") for each of the Owned Properties (and such of the Leased Premises as USE may designate) in an amount acceptable to USE, together with legible hard copies of all title exceptions reflected in the commitments. At USE's option, the Company shall deliver copies of previous owner policies or other title evidence sufficient for USE to obtain the Commitments directly from the Title Company or its agent. The premium for the Title Policy shall be paid by the Company. The Title Policy shall be in the amount designated by USE, showing fee simple title to the Owned Properties vested in the Company at the Effective Time subject only to current real estate Taxes not yet due and payable as of the Effective Time, and such other covenants, conditions, easements, and exceptions to title as USE may approve in writing (collectively, the "Permitted Exceptions"). The Commitments and the Title Policy to be issued by the Title Company shall have all Standard and General Exceptions deleted so as to afford full "extended form coverage" and shall contain an ALTA Zoning Endorsements 3.1 (if available), contiguity (where appropriate), survey, and such other endorsements as may be reasonably requested by USE. At the Effective Time, the Company, the Shareholders and their Affiliates shall deliver such affidavits or other instruments as the Title Company may reasonably require to delete Standard and General Exceptions and to provide the special endorsements required hereunder. The Company shall cause the Commitments to be dated as of the Effective Time and cause the Title Company to deliver the Title Policy at the Closing as directed by USE.

                 (b) Within 20 days following the date hereof, the Company shall deliver to USE and the Title Company an as-built plat of survey of each of the Owned Properties and the Leased Premises (the "Surveys") prepared by a registered land surveyor or engineer, licensed in the respective states in which such properties are located, dated on or after the date hereof, certified to USE, the Title Company, and such other entities as USE may designate in writing to the Company prior to the Closing, and conforming to current ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, sufficient to cause the Title Company to delete the standard printed survey exception. The cost of the Surveys or recertification of a prior Survey shall be paid by the Company. Each Survey shall show access from the land to dedicated roads and shall include a flood plain certification. Any survey may be a recertification of a prior survey, provided that it meets the above-described criteria.

                 (c) If (i) any Commitment discloses a title exception other than a Permitted Exception (an "Unpermitted Exception") or (ii) any Survey discloses any encroachment, overlap, boundary dispute, or gap or any other matter which renders title to any of the Owned Properties unmarketable or reflects that any utility service to the improvements or access thereto does not lie wholly within the applicable parcel of real property, or within an encumbered easement for the benefit of such parcel of real property, or reflects any other matter adversely affecting the use or improvements of such parcel of real property (a "Survey Defect"), then the Shareholders, prior to the Closing, shall have the Unpermitted Exception removed from such Commitment or the Survey Defect corrected or insured over by an appropriate title insurance endorsement, all in a manner reasonably satisfactory to USE.

         5.14 CERTAIN TAX MATTERS. The Shareholders shall duly prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis, all Tax Returns for the Company for any period ending on or before the Effective time. The Shareholders shall provide such Tax Returns to USE for review at least 60 days prior to their due date (including extensions where applicable). The Shareholders shall not file any amended Tax Returns with respect to the Company without the prior written consent of USE. The Shareholders and USE shall provide the other party with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by the other party in connection with the preparation of any tax return or any audit or other proceeding relating to the Company.

         5.15 SHAREHOLDER VOTE. Each of the Shareholders, in executing this Agreement, consents as a shareholder of the Company to the Merger and the transactions contemplated hereby, and waives notice of any meeting in connection therewith, and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of any capital stock of the Company.

         5.16 PAYOFF AMOUNTS. Prior to Closing, the Company shall request and deliver to USE payoff and estoppel letters from such holders of the Company's outstanding Indebtedness as designated by USE, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver, upon payment in full, UCC-3 termination statements, satisfactions of mortgage and any original promissory notes or other evidences of indebtedness marked canceled.

         5.17 EMPLOYMENT AGREEMENTS. At the Closing, USE and Howard Nevins shall enter into an employment agreement in the form attached hereto as Exhibit 5.18A. At the Closing, USE and Henri Meijer shall enter into a consulting agreement in the form attached hereto as Exhibit 5.18B.

         5.18 RIGHT OF FIRST REFUSAL. Nevins and Meijer (the "MCC Stockholders") own 100% of the issued and outstanding common stock of Midwest
Custom Chemicals, Inc., an Indiana corporation ("MCC").   The MCC Stockholders
agree that, if at any time after the date hereof, but before the second anniversary of the Effective Date, the MCC Stockholders receive a bona fide offer from a third party to acquire MCC (whether by acquisition of a controlling stock interest in MCC, acquisition of a substantial portion of MCC's assets or otherwise), then the MCC Stockholders shall give written notice ("Notice of Offer") to USE within five calendar days following the MCC Stockholders' receipt of such offer. The Notice of Offer shall set forth the price, the stock or assets that are the subject of the offer, the name of the third party and the other terms and conditions of such offer, including a signed copy of such offer, and shall affirmatively state the MCC Stockholders' desire to sell MCC at such price and on such other terms and conditions. For a period of 30 calendar days following the receipt of the Notice of Offer (the "Option Period"), USE shall have the option to elect to purchase MCC at the price and on the other terms and conditions set forth in the Notice of Offer. If USE gives written notice to the MCC Stockholders within the Option Period of its election to purchase MCC, the parties agree that the closing of the purchase and sale of such property shall take place no later than the last to occur of (i) the date set forth in the Notice of Offer, or (ii) 60 calendar days from the date that USE gives notice to the MCC Stockholders of its intention to exercise its option, or such other date as the parties may otherwise agree. If USE fails to give written notice of its election to purchase MCC within the Option Period, then the MCC Stockholders shall have the right, for a period of 90 calendar days from the expiration of the Option Period, to close the purchase and sale or other transfer of MCC with the third party named in the Notice of Offer on the terms and conditions set forth in the Notice of Offer, free of this restriction. If such closing has not occurred within such 90-day period, any sale of MCC shall again be subject to the limitations contained herein. Further, if during such 90-day period the MCC Stockholders desire to change the terms of the transaction identified in the Notice of Offer, then the MCC Stockholders shall provide USE with a revised Notice of Offer and the procedure identified above will apply to USE's consideration of the revised Notice of Offer. If USE exercises this right of first refusal, it may require MCC Stockholders to transfer MCC to a nominee of USE.

         5.19 TRANSFER OF ASSETS. At or before Closing, all of the LLC's assets, tangible and intangible, real property and personalty, of whatsoever kind or nature, including without limitation the Company Owned Properties and the Assets, shall have been transferred to AES, free and clear of all liens, mortgages, security interests and encumbrances other than those expressly permitted by this Agreement.


                                   ARTICLE VI

               CONDITIONS TO THE OBLIGATIONS OF THE USE COMPANIES

         The obligations of the USE Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing in whole or in part by the USE Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this

Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Company and the Shareholders shall have delivered to the USE Companies a certificate, dated as of the Effective Date, duly signed (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         6.2     NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY.
Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to the Company, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company, and (iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the USE Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company and the Shareholders.

         6.3 CORPORATE CERTIFICATE. The Shareholders shall have delivered to the USE Companies (i) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the State of Indiana as of a date not more than ten days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of the Company as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The USE Companies shall have received an opinion dated as of the Effective Date from counsel for the Company and the Shareholders, in form and substance set forth as Exhibit 6.4 attached hereto.

         6.5 CONSENTS. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten days prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. USE shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the USE Shares, in connection with the transactions contemplated hereby.

         6.7 COMPANY COMMON STOCK. At the Closing, each of the Shareholders shall have delivered to USE all certificates evidencing the shares of capital stock of the Company held by them.

         6.8 STOCK POWERS. At the Closing, Nevins and Meijer shall have delivered to USE, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures guaranteed.

         6.9 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the judgment of USE, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         6.10 BOARD APPROVAL. The Board of Directors of USE shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby.

         6.11 DUE DILIGENCE REVIEW. USE shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to Section 5.11.

         6.12 RELEASES. Each of the Shareholders shall deliver to USE a release (collectively, the "Releases") in such form as is reasonably satisfactory to USE releasing all claims of any nature against USE and the Company, if any, and any claims arising out of the Merger and the transactions contemplated by this Agreement, provided that such Release shall not cover any rights of the Shareholders against USE under this Agreement.


                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of USE contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. USE shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. USE shall have delivered to the Company and the Shareholders a certificate, dated as of the Effective

Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         7.2 USE SHARES. At the Closing, USE shall have issued all of the USE Shares and shall have delivered to the Shareholders (i) certificates representing the USE Shares issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares issued to them.

         7.3 NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing.

         7.4 ELECTION TO BOARD. As soon as practicable following the date of Closing, USE's Board of Directors shall have been expanded by one member and Howard Nevins (or his designee) shall have been elected to fill such seat for a term ending no earlier than the next annual meeting of the Stockholders of USE.


                                  ARTICLE VIII

                              REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the USE Shares issued to them hereunder:

         8.1 REGISTRATION RIGHTS FOR USE SHARES; FILING OF REGISTRATION STATEMENT. USE will utilize reasonable efforts to cause, as soon as practicable following the Effective Time, but in any event within 30 calendar days after the Effective Time, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the USE Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of USE Shares whenever such person is the record owner of USE Shares. USE will use reasonable efforts to have the Registration Statement become effective and cause the USE Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable. Notwithstanding the foregoing, USE may delay (for a period not to exceed 30 calendar days) filing a Registration Statement, and may withhold (for a period not to exceed 30 calendar days) efforts to cause the Registration Statement to become effective, if USE determines in good faith that such registration is likely to materially interfere with or materially affect the negotiation or completion of any transaction that is actively being contemplated by USE at the time the right to delay is exercised.

         8.2 EXPENSES OF REGISTRATION. USE shall pay all expenses incurred by USE in connection with the registration, qualification and/or exemption of the USE Shares, including any

SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of USE's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by USE in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. USE shall not, however, be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Holder of any of the USE Shares.

         8.3 FURNISHING OF DOCUMENTS. USE shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the USE Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. USE shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the USE Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. USE shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, USE advises the Holders that USE considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the USE Shares until USE advises the Holders that the Registration Statement has been amended.

         8.5 DURATION. USE shall maintain the effectiveness of the Registration Statement until such time as USE reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. USE's obligations contained in this Article VIII shall terminate on the first anniversary of the Effective Date.

         8.6 FURTHER INFORMATION. If USE Shares owned by a Holder are included in any registration, such Holder shall furnish USE such information regarding itself as USE may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 AGREEMENT BY CERTAIN OF THE SHAREHOLDERS TO INDEMNIFY. Nevins and Meijer, jointly and severally, agree to indemnify and hold USE harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by USE arising out of or resulting from (i) any breach of a representation or warranty made by the Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Company or any Shareholder in or pursuant to this Agreement, (iii) any audit, assessment or taxes arising from the matters set forth on Schedule 3.19, or (iv) any inaccuracy in any certificate delivered by the Company or any Shareholder pursuant to this Agreement (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, USE shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders in this Agreement or pursuant hereto shall survive the Closing. No claim for the recovery of Indemnifiable Damages arising out of a breach of any representation or warranty may be asserted by USE against the Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of USE and the Company shall expire at the Effective Time.

         9.3 SECURITY FOR THE SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the agreement by Nevins and Meijer to indemnify and hold USE harmless as described in this Article at the Closing, Nevins and Meijer do each hereby grant a first priority security interest in, and pledge and instruct USE to set aside and hold, certificates representing the Held Back Shares issued pursuant to this Agreement. USE may set off against the Held Back Shares any Indemnifiable Damages for which Nevins and Meijer may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                 (a) USE shall give written notice to Nevins and Meijer of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which USE claims to have sustained by reason thereof, and (ii) the basis of such claim;

                 (b) Such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is timely contested, the date the dispute is resolved;

                 (c) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, Nevins and Meijer may, not more than once during the nine
         (9) month period following the Effective Date, instruct USE in writing to sell some or all of the Held Back Shares and USE shall utilize reasonable efforts to promptly sell the Held Back Shares following such written instruction and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by USE pursuant to any claim hereunder; and

                 (d) For purposes of this Article, the shares of USE Common Stock not sold as provided in clause (c) of this Section shall be valued at the Average Closing Price.

         9.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by Nevins and Meijer and Nevins and Meijer shall be entitled to vote the same; provided, however, that, there shall also be deposited with USE subject to the terms of this Article, all shares of USE Common Stock issued to Nevins and Meijer as a result of any stock dividend or stock split and all cash issuable to Nevins and Meijer as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         9.5 DELIVERY OF HELD BACK SHARES. USE agrees to deliver to Nevins and Meijer no later than nine (9) months following the Effective Date any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to Nevins and Meijer promptly after the time of satisfaction.

         9.6 NO BAR; WAIVER. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to Nevins and Meijer prior to the making or resolution of such claim), then USE may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. Nevins and Meijer hereby waive any rights to contribution or any similar rights they may have against the Company as of a result of their agreement to indemnify USE under this Article IX.

                                   ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Effective Time of the USE Shares:

         10.1 DISPOSITION OF SHARES. The Shareholders represent and warrant that the shares of USE Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by USE with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to USE an opinion of counsel (which counsel and opinions shall be satisfactory to USE) that such exception is available, or (b) an effective registration statement filed by USE with the SEC under the Securities Act.

         10.2 LEGEND. The certificates representing the USE Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(D) UNDER THE ACT OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

USE may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws. The Shareholders each agree that all sales of the USE Common Stock shall be made in compliance with Rule 145(d) under the Act, and that the Shareholders shall make such sales through Gaines, Berland, Inc. and/or other parties designated by USE in brokered transactions, provided that if such designated broker is not making a good faith effort to sell such shares of USE Common Stock then, upon written notice to USE, the Shareholders may otherwise sell such shares in accordance with Rule 145(d).

                                   ARTICLE XI

                                  DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                 "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                 "Material Adverse Change (or Effect)"means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                 "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                 "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2    OTHER DEFINITIONAL PROVISIONS.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                 (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                 (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                  ARTICLE XII

                                  TERMINATION

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                 (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                 (b) by USE in the event of a material breach by the Company or any of the Shareholders of any provision of this Agreement; or

                 (c) by the Company in the event of a material breach by USE of any provision of this Agreement; or

                 (d) by either USE or the Company if the Closing shall not have occurred by August 31, 1997, unless the only outstanding unfulfilled condition is the lack of one or more required consents to the transaction by a third party, in which case such date shall be extended to September 30, 1997.

         12.2 EFFECT OF TERMINATION. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                 (a)      IF TO ANY OF THE USE COMPANIES TO:

                          U.S. Energy Systems, Inc.
                          515 North Flagler Drive
                          Suite 702
                          West Palm Beach, FL  33414
                          Attn:  Richard H. Nelson
                          Telecopy: (561) 820-9775

                          WITH A COPY TO:

                          Akerman, Senterfitt & Eidson, P.A.
                          One Southeast Third Avenue, 28th Floor
                          Miami, Florida  33131
                          Attention: Christopher M. Nelson, Esq.
                          Telecopy: (305) 374-5095

                 (b)      IF TO THE COMPANY AND/OR THE SHAREHOLDERS TO:

                          American Enviro-Systems, Inc.
                          5700 Prospect Drive
                          Newburgh, IN  47627
                          Attn:  Howard Nevins
                          Telecopy: (812) 858-3155

                          IF SENT BY U.S. MAIL, TO:

                          American Enviro-Systems, Inc.
                          P.O. Box 727
                          Newburgh, IN 47629

                          WITH A COPY TO:

                          Statham Johnson & McCray
                          215 NW Martin Luther King, Jr. Boulevard
                          Evansville, IN 47708
                          Attention:  Keith Rounder, Esq.
                          Telecopy: (812) 421-4238

                          IF SENT BY U.S. MAIL, TO:

                          Statham Johnson & McCray
                          P.O. Box 3567
                          Evansville, IN 47734-3567

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery, or certified or registered mail.

         13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company, or any Shareholders without the prior written consent of USE.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include,""includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         13.9    JURISDICTION.

                 (a) The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of Palm Beach County, Florida or in the U.S. District Court for the Southern District of Florida and USE, the Company and the Shareholders hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                 (b) In addition, USE, the Company and the Shareholders each hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or





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

any judgment entered by any court in respect thereof brought in Palm Beach County, Florida or in the U.S. District Court for the Southern District of Florida, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

         13.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   U.S. ENERGY SYSTEMS, INC., a Delaware
                                   corporation


                                   By: /s/ Richard H. Nelson
                                       ---------------------------------------
                                       Name: Richard H. Nelson
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------


                                   AES MERGER CORP., an Indiana corporation


                                   By: /s/ Richard H. Nelson
                                       ---------------------------------------
                                       Name: Richard H. Nelson
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------


                                   AMERICAN ENVIRO-SERVICES, INC., an Indiana corporation


                                   By: /s/ Howard A. Nevins
                                       ---------------------------------------
                                       Name: Howard A. Nevins
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------

                       /s/ Howard A. Nevins
                       -------------------------------------------------------
                       Howard A. Nevins, individually


                       /s/ Gerard H. Meijer
                       -------------------------------------------------------
                       Gerard H. Meijer, individually


                       /s/ Kevin J. Schroeder
                       -------------------------------------------------------
                       Kevin J. Schroeder, individually



                       /s/ Michael Harris
                       -------------------------------------------------------
                       Michael Harris, individually and as Trustee of the Michael Harris Revocable Trust U/A/T dated July 1, 1990

                       ENERGY ENTERPRISE, LLC, an Indiana limited liability company



                       By: /s/ Richard H. Straeter
                           ---------------------------------------------------
                           Name: Richard H. Straeter
                                ----------------------------------------------
                           Title: Manager
                                 ---------------------------------------------

                         LIST OF EXHIBITS AND SCHEDULES


Schedule         1.3        Allocation of Purchase Price
Schedule         3.1        Foreign Qualification
Schedule         3.5        Shareholders
Schedule         3.6        Required Consents
Schedule         3.9        Financial Statements
Schedule         3.10       Changes Since Current Balance Sheet
Schedule         3.13       Environmental Matters
Schedule         3.14(a)    Owned Properties
Schedule         3.14(b)    Leased Premises
Schedule         3.15       Liens and Vehicles
Schedule         3.17       Employees
Schedule         3.18       Employee Benefit Plans
Schedule         3.19       Tax Matters
Schedule         3.20       Insurance Matters
Schedule         3.22       Permits
Schedule         3.23       Affiliated Transactions
Schedule         3.25       Designated Contracts
Schedule         3.28       Bank Accounts
Schedule         3.29       Names

Exhibit          5.18A      Nevins Employment Agreement
Exhibit          5.18B      Meijer Consulting Agreement
Exhibit          6.4        Opinion of Counsel


[Schedules to the Merger Agreement have not been provided herewith, but will be provided at the request of the Commission.]